Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of September 24, 2014, by and between Axesstel, Inc. a Nevada corporation (“Axesstel”), and Dragon Group International Ltd, a company formed under the laws of Singapore (“DGI”), Loh Soon Gnee, an individual, and Shi Jie Fan, an individual, (DGI, Mr. Loh and Mr. Fan, collectively the “Selling Stockholders”), with respect to the following facts:

A. The Selling Stockholders own all of the outstanding capital stock of Flexcomm Limited, a company formed under the laws of Hong Kong (“Flexcomm”).

B. Axesstel desires to purchase from the Selling Stockholders, and the Selling Stockholders desire to sell to Axesstel, all of the outstanding capital stock of Flexcomm on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and intending to be legally bound, Axesstel and the Selling Stockholders agree as follows:

ARTICLE I.
DEFINITIONS

Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Axesstel Financial Statements” has the meaning set forth in Section 3.1(g).

“Axesstel Indemnitees” has the meaning set forth in Section 5.2.

“Board of Directors” means the board of directors of Axesstel.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of Flexcomm pursuant to Section 2.1 of this Agreement.

“Common Stock” means the common stock of Axesstel, Inc., par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Direct Claim” shall have the meaning set forth in Section 5.5(c)

“Disclosure Schedules” means the Disclosure Schedules, if any, delivered by Axesstel and the Selling Stockholders concurrently with the execution and delivery of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Flexcomm Consolidated Financial Statements” has the meaning set forth in Section 3.2(g).

“Flexcomm Indemnitees” has the meaning set forth in Section 5.3.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Intellectual Property Rights” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar rights.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means an obligations or commitment of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, other than (a) liens for Taxes not yet due and payable; (ii) mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material; or liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to a party’s business.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of Axesstel or Flexcomm and their respective Subsidiaries taken as a whole, or (b) the ability of Axesstel or the Selling Stockholders to consummate the transactions contemplated hereby on a timely basis; provided, however, that "Material Adverse Effect" shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Axesstel or Flexcomm operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; or (v) any changes in applicable Laws or accounting rules, including GAAP.

“Material Contract” means with respect to either party, a contract, agreement or arrangement that is material to the operation of the party’s business, including all modifications, amendments and supplements thereto and waivers thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means (a) with respect to Axesstel, Axesstel Shanghai Ltd., a company formed under the laws of the Peoples Republic of China (“Axesstel Shanghai”); and (b) with respect to Flexcomm means (i) Flexcomm Technology (Shenzhen) Limited, a company formed under the laws of the Peoples Republic of China (“Flexcomm Shenzhen”), (ii) PT Scan Nusantara, a limited liability company formed under the laws of Indonesia (“PT Scan”), and (iii) Technollis Sdn, Bhd a Malaysian company limited by shares(“Technollis”).

“Tax” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claims” has the meaning set forth in Section 5.5(a).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a trading market such as the NYSE, Nasdaq or OTC, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Board of Directors.

ARTICLE II.
PURCHASE AND SALE

2.1 Purchase and Sale. Each Selling Stockholder hereby transfers and conveys to Axesstel, and Axesstel hereby purchases from each Selling Stockholder, all of such Selling Stockholder’s right, title and interest in the capital stock of Flexcomm, free and clear of any Liens, in exchange for the payment of the Shares and the Earnout, as described Section Error! Reference source not found. and 2.3 below.

2.2 Purchase Price. In exchange for the ownership interests in Flexcomm, Axesstel hereby issues to the Selling Stockholders (in proportion to their holdings of the capital stock of Flexcomm) an aggregate of 25,000,000 shares (the “Shares”) of Axesstel’s authorized but unissued Common Stock.

2.3 Earn Out. In addition to the Shares, the Selling Stockholders shall be entitled to earn an additional amount of cash and shares of Common Stock (the “Earnout”) payable as follows:

(a) If PT Scan completes its planned listing and IPO on IDX, the Indonesia stock exchange, on or before the 18 month period following the Closing, Axesstel will pay to the Selling Stockholders (in proportion to their holdings of the capital stock of Flexcomm) an aggregate amount equal to one-third of the value of Axesstel’s ownership interest PT Scan, measured on the basis of a pre-money valuation at the IPO price. The Earnout may be paid in cash; provided, however that, at Axesstel’s discretion, up to 60% of the Earnout may be paid in additional shares of Common Stock (valued at the VWAP for the Common Stock for the 30 day period ending prior to the date of issuance). One half of the amount of the Earnout will be paid promptly following the closing of the IPO and the remaining amount will be paid six months following the closing of the IPO.

(b) If PT Scan does not complete the IPO within 18 months following the Closing, Axesstel will pay to the Selling Stockholders (in proportion to their holdings of the capital stock of Flexcomm) an aggregate amount of cash equal to 25% of the net income generated by Flexcomm and PT Scan, on a consolidated basis, in each of the fiscal years ending December 31, 2015 and 2016. Net income for these purposes will be calculated by Axesstel based on the amounts reflected in its own consolidated financial statements prepared in accordance with GAAP, consistent with the accounting policies that Axesstel uses in the preparation of its audited financial reports, and as filed with the SEC; provided however, that the net income attributed to any Flexcomm Subsidiary that is only partially owned shall be reduced proportionally to the pro rata portion directly owned by Axesstel (e.g. if Flexcomm owns 85% of PT Scan, only 85% of PT Scan’s net income will be included in the consolidation). In addition to the cash, Axesstel will issue to the Selling Stockholders additional shares of Common Stock each fiscal year, based on the amount that the actual net income recognized compared to mutually agreed net income targets for each fiscal year in accordance with the following schedule:

Aggregate additional shares of Common Stock to be issued:

0 to 25% of Target	Nil
26%-50% of Target	1,000,000
51%-75% of Target	1,500,000
76% to 125% of Target	2,500,000
Above 125%	3,750,000

The net income target for 2015 shall be $1.4 million and the net income target for 2016 shall be $1.8 million. Payment of the Earnout for each fiscal year shall be made within 30 days following the completion of Axesstel’s audit for the consolidated enterprise for the related fiscal year.

During the period that the Earnout is being calculated, Axesstel will retain Flexcomm and PT Scan as separate subsidiary entities for purposes of facilitating the calculation of the Earnout. Axesstel will use commercially reasonable efforts to operate Flexcomm and PT Scan in accordance with a mutually agreed operating budget. Subject to the terms of this Agreement, subsequent to the Closing, Axesstel shall have sole discretion with regard to all matters relating to the operation of the Flexcomm business, including management, employment determinations and compensation, operating expenses, capital expenditures, sales and contract approval and customer credit policies. Axesstel will have no obligation to contribute additional capital to Flexcomm or PT Scan, or provide additional resources to those entities during the Earnout Period. However, Axesstel shall not, directly or indirectly, take any actions in bad faith that would have the purpose of avoiding or reducing any of the Earnout payments hereunder.

2.4 Deliveries. Concurrently with the execution and delivery of this Agreement, (a) the Selling Stockholders have delivered to Axesstel certificates evidencing all of the outstanding capital stock of Flexcomm, duly endorsed and registered in the name of Axesstel, Inc.; and (b) Axesstel has delivered to the Selling Stockholders an irrevocable instruction letter to Axesstel’s transfer agent directing it to issue certificates for the Shares to the Selling Stockholders.

2.5 Restricted Shares. The Shares have not been registered with the SEC or with the securities authority or any state or other jurisdiction. Accordingly the Shares are “restricted securities” within the meaning of the Securities Act. The Selling Stockholders agree that the Shares, and any Common Stock acquired pursuant to the Earnout, may only be disposed of in compliance with federal and state securities laws. In connection with any transfer of Shares or Common Stock, Axesstel may require the transferor thereof to provide an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to Axesstel, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. The Selling Stockholders acknowledge that any certificate representing the Shares may contain a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Axesstel. Except as set forth in the SEC Reports or the Axesstel Disclosure Schedule, which shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding Section of the Disclosure Schedules, Axesstel hereby makes the following representations and warranties to each Selling Stockholder:

(a) Organization. Axesstel is a corporation, duly organized and validly existing under the laws of the state of Nevada. Axesstel owns 100% of the outstanding Axesstel Shanghai free and clear of any Liens. Except for its Subsidiaries, Axesstel does not, directly or indirectly, own, control or have any interest in any shares or other ownership interest in any other Person. Axesstel and its Subsidiaries are each an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Axesstel nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

(b) Authorization; Enforcement. Axesstel has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Axesstel and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action and no further action is required by Axesstel, its Board of Directors, or stockholders. This Agreement has been duly executed by Axesstel and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Axesstel enforceable against Axesstel in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(c) No Conflicts. The execution, delivery and performance by Axesstel of this Agreement, the issuance and sale of the Shares, and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of Axesstel’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Axesstel or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, credit facility, debt or other instrument or other understanding to which Axesstel or any Subsidiary is a party or by which any property or asset of Axesstel or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of Law or any Governmental Order to which Axesstel or a Subsidiary is subject, or by which any property or asset of Axesstel or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Consents and Approvals. Axesstel is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority having jurisdiction over Axesstel or its Subsidiaries, or other Person in connection with the execution, delivery and performance by Axesstel of this Agreement, other than a Current Report on Form 8-K to be filed with the SEC within four Business Days following the execution and delivery of this Agreement.

(e) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(f) Capitalization. Axesstel’s authorized capital stock consists of 250,000,000 shares of Common Stock, of which (a) 28,504,617 shares are issued and outstanding, (b) 2,824,778 shares are reserved for issuance pursuant to currently outstanding options and warrants to purchase Common Stock, and (c) 6,790,805 shares are reserved for issuance of additional awards issued pursuant to the Axesstel, Inc. 2013 Equity Incentive Plan. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to Axesstel’s Common Stock to which Axesstel is a party or, to the knowledge of Axesstel, between or among any of Axesstel’s stockholders.

(g) Financial Statements. Axesstel has delivered to the Selling Stockholders the most recent financial statements for Axesstel, including a balance sheet, statement of operations and statement of cash flows (the “Axesstel Financial Statements”). The Axesstel Financial Statements are based on the books and records of Axesstel, and fairly present in all material respects the financial condition of Axesstel as of the respective dates they were prepared and the results of Axesstel’s operations for the periods indicated.

(h) No Undisclosed Liabilities. Axesstel has no Liabilities, except (a) those which are adequately reflected or reserved against in the most recent balance sheet contained in the Axesstel Financial Statements, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet contained in the Axesstel Financial Statements.

(i) Material Changes. Since the date of the most recent balance sheet contained in the Axesstel Financial Statements: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect on Axesstel, (ii) Axesstel has not incurred any liabilities (contingent or otherwise) that are material to Axesstel other than (A) trade payables, accrued expenses and other Liabilities incurred in the ordinary course of business consistent with past practice and (B) Liabilities not required to be reflected in the Axesstel Financial Statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) Axesstel has not altered its method of accounting, (iv) Axesstel has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Axesstel has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Axesstel stock option plans.

(j) Title to Assets. Axesstel and its Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of Axesstel and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Axesstel and the Subsidiary and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Axesstel and the Subsidiary are held by them under valid, subsisting and enforceable leases with which Axesstel and the Subsidiary are in compliance.

(k) Intellectual Property. Axesstel and its Subsidiaries have, or have rights to use, all Intellectual Property Rights as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect. Neither Axesstel nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither Axesstel nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Axesstel, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Axesstel and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Material Contracts. Complete and correct copies of each of Axesstel’s Material Contracts has been filed in the SEC reports or has been made available to the Selling Stockholders. Each Material Contract is valid and binding on Axesstel in accordance with its terms and is in full force and effect. None of Axesstel or, to Axesstel’s knowledge, any other party thereto is in breach of or default under in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

(m) Employment Matters. No labor dispute exists or, to the knowledge of Axesstel, is imminent with respect to any of the employees of Axesstel or any of its Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect. None of Axesstel’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with Axesstel or such Subsidiary, and neither Axesstel nor any of its Subsidiaries is a party to a collective bargaining agreement. Axesstel and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of Axesstel, no executive officer of Axesstel or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Axesstel or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Axesstel and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign Laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Insurance. Axesstel and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as Axesstel believes are prudent and customary in the businesses in which Axesstel and the Subsidiaries are engaged.

(o) Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Axesstel and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise Tax Returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Axesstel or of any Subsidiary know of no basis for any such claim.

(p) Legal Proceedings. Except as set forth in the SEC Reports there are no Actions pending or, to Axesstel’s knowledge, threatened against or by Axesstel affecting any of its properties or assets (or by or against Axesstel or any Affiliate thereof and relating to Axesstel).

(q) Compliance with Laws. There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting Axesstel or any of its properties or assets. Neither Axesstel nor any Subsidiary is or has been in violation of any Law, including without limitation all foreign, federal, state and local Laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(r) Permits. Axesstel and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect, and neither Axesstel nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(s) Anti-Bribery Laws. Neither Axesstel nor any Subsidiary, nor to the knowledge of Axesstel or any Subsidiary, any agent or other person acting on behalf of Axesstel or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Axesstel or any Subsidiary (or made by any person acting on its behalf of which Axesstel is aware) which is in violation of Law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any similar statute applicable to it.

(t) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of Axesstel or any Subsidiary and, to the knowledge of Axesstel, none of the employees of Axesstel or any Subsidiary is presently a party to any transaction with Axesstel or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money too or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Axesstel, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Axesstel and (iii) other employee benefits, including stock option agreements under any stock option plan of Axesstel.

(u) No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Axesstel.

(v) Full Disclosure. No representation or warranty by Axesstel in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Selling Stockholders pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

3.2 Representations and Warranties of the Selling Stockholders. Except as set forth in the Selling Stockholder Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding Section of the Disclosure Schedules, the Selling Stockholders, severally and not jointly, make the following representations and warranties to Axesstel (provided that DGI makes only those representations and warranties in clauses (a) through (f) below where such representations and warranties relate to DGI only and, for the avoidance of doubt, DGI makes no representations and warranties in relation to any other party, including but not limited to Flexcomm, its Subsidiaries or any other Selling Shareholder):

(a) Organization. Flexcomm is a corporation, duly organized and validly existing under the laws of Hong Kong. Flexcomm owns (i) 100% of the outstanding capital stock of Flexcomm Shenzhen, (ii) 85% of the outstanding capital stock of PT Scan, and (iii) 100% of the outstanding capital stock of Technollis. Except for the Subsidiaries, Flexcomm does not, directly or indirectly, own, control or have any interest in any shares or other ownership interest in any other Person. Flexcomm and each Subsidiary are an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Flexcomm nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

(b) Authorization; Enforcement. Each Selling Stockholder has the requisite power and authority, including the requisite corporate power and authority, to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by each Selling Stockholder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action and no further action is required. This Agreement has been duly executed by each Selling Stockholder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of such Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(c) No Conflicts. The execution, delivery and performance by each Selling Stockholder of this Agreement, the sale of the capital stock of Flexcomm and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Selling Stockholder’s, Flexcomm’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Flexcomm or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, credit facility, debt or other instrument or other understanding to which Flexcomm or any Subsidiary is a party or by which any property or asset of Flexcomm or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of Law or any Governmental Order other restriction of any court or Governmental Authority to which Flexcomm or a Subsidiary is subject, or by which any property or asset of Flexcomm or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Consents and Approvals. Neither any Selling Stockholders, Flexcomm or any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority having jurisdiction over Flexcomm or its Subsidiaries, or other Person in connection with the execution, delivery and performance by the Selling Stockholders of this Agreement.

(e) Issuance of the Flexcomm Securities. The shares of capital stock of Flexcomm being transferred by each Selling Stockholder to Axesstel are duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

(f) Capitalization. The authorized capital stock of Flexcomm consists of HK$100,000,000 of ordinary shares, of which 59,382,584 shares with a nominal value of HK$0.20 per share, are issued and outstanding. There are no warrants, options, subscription rights or other rights conveyed on any other Person to acquire any of the capital stock of Flexcomm, except for options to purchase 308,000,000 ordinary shares held by Mr. Loh. The authorized share capital stock of Flexcomm Shenzhen consists of RMB 8,859,655 of ordinary shares, par value RMB 1.00 per share, of which shares with a capital value of RMB 8,859,655 are issued and outstanding, all of which are owned by Flexcomm. There are no warrants, options, subscription rights or other rights conveyed on any other Person to acquire any of the capital stock of Flexcomm Shenzhen. The authorized capital stock of PT Scan consists of 2,000,000 shares of having a nominal value of Rp 9,188 per share, of which 1,385,600 shares are issued and outstanding, and 1,177,760 of which are owned by Flexcomm. There are no warrants, options, subscription rights or other rights conveyed on any other Person to acquire any of the capital stock of PT Scan. The authorized capital stock of Technollis consists of 500,000 ordinary shares with a par value of RM 1.00 per ordinary share, of which 363,840 shares are issued and outstanding, all of which are owned by Flexcomm. There are no warrants, options, subscription rights or other rights conveyed on any other Person to acquire any of the capital stock of Technollis. All of the outstanding shares of capital stock of the Flexcomm and its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to Flexcomm’s capital stock to which the Selling Stockholders is a party or between or among any of Flexcomm’s stockholders.

(g) Financial Statements. Flexcomm has delivered to the Axesstel the most recent financial statements for Flexcomm and its Subsidiaries, including a balance sheet, statement of operations and statement of cash flows (the “Flexcomm Consolidated Financial Statements”). The Flexcomm Consolidated Financial Statements are based on the books and records of Flexcomm, and fairly present in all material respects the financial condition of Flexcomm as of the respective dates they were prepared and the results of Flexcomm’s operations for the periods indicated.

(h) No Undisclosed Liabilities. Flexcomm has no Liabilities, except (a) those which are adequately reflected or reserved against in the most recent balance sheet contained in the Flexcomm Consolidated Financial Statements, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet contained in the Flexcomm Consolidated Financial Statements.

(i) Material Changes. Since the date of the most recent balance sheet contained in the Flexcomm Consolidated Financial Statements: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect on Flexcomm, (ii) Flexcomm has not incurred any Liabilities (contingent or otherwise) that are material to Flexcomm other than (A) trade payables, accrued expenses and other Liabilities incurred in the ordinary course of business consistent with past practice and (B) Liabilities not required to be reflected in Flexcomm’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) Flexcomm has not altered its method of accounting, (iv) Flexcomm has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Flexcomm has not issued any equity securities to any officer, director or Affiliate, except to Mr. Loh pursuant to existing stock options.

(j) Title to Assets. Flexcomm and its Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Flexcomm and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Axesstel and the Subsidiary and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Flexcomm and any Subsidiary are held by them under valid, subsisting and enforceable leases with which Flexcomm and any Subsidiary are in compliance.

(k) Intellectual Property. Flexcomm and its Subsidiaries have, or have rights to use, all Intellectual Property Rights as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect. Neither Flexcomm nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither Flexcomm nor any Subsidiary has received, since the date of the latest audited financial statements included within the Flexcomm Consolidated Financial Statements, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Selling Stockholders, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Flexcomm and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Material Contracts. Complete and correct copies of each Material Contract for Flexcomm and any Subsidiaries has been made available to Axesstel. Each Material Contract is valid and binding on Flexcomm in accordance with its terms and is in full force and effect. None of Flexcomm or, to the Selling Stockholder’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

(m) Employment Matters. No labor dispute exists or, to the knowledge of the Selling Stockholders, is imminent with respect to any of the employees of Flexcomm or any Subsidiary, which could reasonably be expected to result in a Material Adverse Effect. None of Flexcomm’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with Flexcomm or such Subsidiary, and neither Flexcomm nor any of its Subsidiaries is a party to a collective bargaining agreement. Flexcomm and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Selling Stockholders, no executive officer of the Flexcomm or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Flexcomm or any of its Subsidiaries to any Liability with respect to any of the foregoing matters. Flexcomm and its Subsidiaries are in compliance with all federal, state, local and foreign Laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Insurance. Flexcomm and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as Flexcomm believes are prudent and customary in the businesses in which Flexcomm and the Subsidiaries are engaged.

(o) Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Flexcomm and its Subsidiaries each (i) has made or filed all federal, state and local income and all foreign income and franchise Tax Returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Flexcomm or of any Subsidiary know of no basis for any such claim.

(p) Legal Proceedings. There are no Actions pending or, to the Selling Stockholder’s knowledge, threatened against or by Flexcomm or any Subsidiary affecting any of its properties or assets (or by or against Flexcomm or any Affiliate thereof and relating to Flexcomm).

(q) Compliance with Laws. There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting Flexcomm or any Subsidiary, or any of their respective properties or assets. Neither Flexcomm nor any Subsidiary: is or has been in violation of any Law or Governmental Order, including without limitation all foreign, federal, state and local Laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(r) Permits. Flexcomm and each Subsidiary possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect, and neither Flexcomm nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any permit.

(s) Anti-Bribery Laws. Neither Flexcomm nor any Subsidiary, nor to the knowledge of the Selling Stockholders, any agent or other person acting on behalf of Flexcomm or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Axesstel or any Subsidiary (or made by any person acting on its behalf of which Axesstel is aware) which is in violation of Law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any similar statute applicable to its business.

(t) Transactions With Affiliates and Employees. None of the officers or directors of Flexcomm or any Subsidiary and, to the knowledge of the Selling Stockholders, none of the employees of Flexcomm or any Subsidiary is presently a party to any transaction with Flexcomm or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money too or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Selling Stockholder, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Flexcomm and (iii) other employee benefits, including stock option agreements under any stock option plan of Flexcomm.

(u) No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Selling Stockholders or Flexcomm.

(v) Full Disclosure. No representation or warranty by the Selling Stockholders in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Axesstel pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV.
COVENANTS

4.1 Working Capital. The Selling Stockholders will use commercially reasonable efforts to assist Axesstel in refinancing its existing loans with Silicon Valley Bank ($1.6 million) and Bank of Communications Co., Ltd ($1.6 million) into a three year term loan.

4.2 Board Representation. For so long as the Selling Stockholders hold more than 20% of Axesstel’s outstanding Common Stock, the Selling Stockholders will have the right to designate two members to Axesstel’s Board of Directors. Promptly following the Closing Axesstel shall cause its Board of Directors to take such action, including expanding the size of the Board of Directors if necessary, to appoint two nominees designated by the Selling Stockholders to the Board of Directors. Thereafter, for so long as the Selling Stockholders, in the aggregate, own more than 20% of Axesstel’s outstanding Common Stock, Axesstel shall cause two nominees designated by the Selling Stockholders to be included as nominees on management’s slate of directors for any proxy statement or written consent for the election of directors. In the event that any of the Selling Stockholders directors resigns, creating a vacancy on the Board of Directors while the Selling Stockholders continue to hold 20% or more of Axesstel’s outstanding Common Stock, Axesstel shall appoint a designee nominated by the Selling Stockholders to fill the vacancy.

4.3 Resignations. The Selling Stockholders shall promptly deliver to Buyer written resignations, effective as of the Closing Date, of the officers and directors of Flexcomm and its Subsidiaries, in accordance with the written instructions of Axesstel.

4.4 Confidentiality. From and after the Closing, the Selling Stockholders shall, and shall cause their Affiliates to, hold in confidence any and all information, whether written or oral, concerning Flexcomm and PT Scan, except to the extent that the Selling Stockholders can show that such information (a) is generally available to and known by the public through no fault of Selling Stockholder, any of its Affiliates or their respective representatives; or (b) is lawfully acquired by Selling Stockholder, any of its Affiliates or their respective representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If a Selling Stockholder or any of its Affiliates or their respective representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Selling Stockholder shall promptly notify Axesstel in writing and shall disclose only that portion of such information which Selling Stockholder is advised by its counsel in writing is legally required to be disclosed, provided that such Selling Stockholder shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

4.5 Publicity. Axesstel will file a Current Report on Form 8-K and press release disclosing the material terms of the transactions contemplated hereby within four Business Days following the execution and delivery of this Agreement. Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

4.6 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. If any consent, approval or authorization necessary to preserve any right or benefit under any Material Contract to which Flexcomm or any Subsidiary is a party is not obtained prior to the Closing, the Selling Stockholders shall, subsequent to the Closing, cooperate with Axesstel in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Selling Stockholders shall use its reasonable best efforts to provide Axesstel with the rights and benefits of the affected Material Contract for the term thereof, and, if the Selling Stockholders provide such rights and benefits, Axesstel shall assume all obligations and burdens thereunder.

ARTICLE V.
INDEMNIFICATION

5.1 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is one year from the Closing Date; provided, that the representations and warranties in (a) Section 3.1(a), Section 3.1(b), Section 3.1(e), Section 3.1(f), Section 3.2(a), Section 3.2(b), Section 3.2(e), and Section 3.2(f) shall survive indefinitely, and (b) Section 3.1(o) and Section 3.2(o) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

5.2 Indemnification By Selling Stockholders. Subject to the other terms and conditions of this ARTICLE V, each Selling Stockholder shall, severally and not jointly, indemnify and defend each of Axesstel and its Affiliates (including Flexcomm) and their respective representatives (collectively, the “Axesstel Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Axesstel Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of such Selling Stockholder contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Selling Stockholders pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Selling Stockholders pursuant to this Agreement.

5.3 Indemnification By Axesstel. Subject to the other terms and conditions of this ARTICLE V, Axesstel shall indemnify and defend each Selling Stockholder and its Affiliates and their respective representatives (collectively, the “Flexcomm Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Flexcomm Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Axesstel contained in this Agreement or in any certificate or instrument delivered by or on behalf of Axesstel pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Axesstel pursuant to this Agreement.

5.4 Certain Limitations. The indemnification provided for in Section 5.2 and Section 5.3 shall be subject to the following limitations:

(a) The Selling Stockholders shall not be liable to the Axesstel Indemnitees for indemnification under Section 5.2 until the aggregate amount of all Losses in respect of indemnification under Section 5.2 exceeds $500,000 (the “Basket”), in which event Selling Stockholders shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which the Selling Stockholders shall be liable pursuant to Section 5.2 shall not exceed $1.5 million (the “Cap”).

(b) Axesstel shall not be liable to the Flexcomm Indemnitees for indemnification under Section 5.3 until the aggregate amount of all Losses in respect of indemnification under Section 5.3 exceeds the Basket, in which event Axesstel shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Axesstel shall be liable pursuant to Section 5.3 shall not exceed the Cap.

(c) Notwithstanding the foregoing, the limitations set forth in Section 5.4(a) and Section 5.4(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in (a) Section 3.1(a), Section 3.1(b), Section 3.1(e), Section 3.1(f), Section 3.2(a), Section 3.2(b), Section 3.2(e), and Section 3.2(f).

(d) For purposes of this ARTICLE V, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

5.5 Indemnification Procedures. The party making a claim under this ARTICLE V is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE V is referred to as the “Indemnifying Party”.

(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is a Selling Stockholder, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of Axesstel, Flexcomm or any of its Subsidiaries, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 5.5(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Axesstel and the Selling Stockholders shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 5.5(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten Business Days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 5.5(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to Flexcomm’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

5.6 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE V, the Indemnifying Party shall satisfy its obligations within 15 Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 15 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to but excluding the date such payment has been made at a rate per annum equal to eight percent. Such interest shall be calculated daily on the basis of a 365/366 day year and the actual number of days elapsed.

5.7 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

5.8 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its representatives) or by reason of the fact that the Indemnified Party or any of its representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

5.9 Exclusive Remedies(a) . Subject to Section 6.8, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE V. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE V. Nothing in this Section 5.9 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

ARTICLE VI.
MISCELLANEOUS

6.1

Fees and Expenses. Except as expressly set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Selling Stockholders. Each Selling Stockholders shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Axesstel shall cooperate with respect thereto as necessary).

6.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section.

If to Axesstel:	Axesstel, Inc. 6815 Flanders Drive, Suite 210 San Diego, CA 92121 E-mail: pgray@axesstel.com Attention: Chief Executive Officer

If to Selling Stockholders:

Selling Stockholders

c/o Dragon Group International

13th Floor, SangDa Science and Technology Building, No. 1 Keji Road,

Hi-Tech Industrial Park, Nanshan District,

Shenzhen 518057 P.R.C.

E-mail: michael90908282@gmail.com

Attention: Michael Loh

6.3 Interpretation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Any disclosure schedules or exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

6.4 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

6.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

6.6 No Third-Party Beneficiaries. Except as provided in ARTICLE V, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of San Diego. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of San Diego, County of San Diego for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. If any party shall commence an Action to enforce any provisions of this Agreement, then the prevailing party in such Action shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

6.8 Specific Performance. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AXESSTEL, INC.

By: /s/ PATRICK GRAY
Patrick Gray, CEO

DRAGON GROUP INTERNATIONAL

By: /s/ TIMOTHY LIM
Timothy Lim, Director

/s/ LOH SOON GNEE
Loh Soon Gnee

/s/ SHI JIE FAN
Shi Jie Fan

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